                                                                 EXHIBIT 10.19






                                LICENSE AGREEMENT

                                     BETWEEN

                                TIMEX CORPORATION

                                       AND

                                SIPEX CORPORATION

                                TABLE OF CONTENTS

SECTION                                                                                             PAGE
-------                                                                                             ----
RECITALS.................................................................................................1

1. DEFINITIONS...........................................................................................1
   1.1 "Average Unit Selling Price"......................................................................1
   1.2 "Contract Year"...................................................................................1
   1.3 "Developments"....................................................................................1
   1.4 "Net Sales".......................................................................................1
   1.5 "Products"........................................................................................1
   1.6 "Territory".......................................................................................2
   1.7 "Affiliate".......................................................................................2

2. GRANT OF RIGHTS.......................................................................................2
   2.1 The License.......................................................................................2
   2.2 Rights Reserved To Licensor.......................................................................2
   2.3 Best Efforts......................................................................................2
   2.4 Indiglo Trademark.................................................................................2
   2.5 Authorization To Make Or Sell Bare Die El Circuits Not Included In Definition
        Of Products .....................................................................................3

3. LIMITATION ON RIGHTS GRANTED..........................................................................3

4. DURATION OF AGREEMENT.................................................................................3

5. OWNERSHIP AND PROTECTION OF INTELLECTUAL PROPERTY.....................................................4
   5.1 Ownership Of Intellectual Property................................................................4
   5.2 Infringement......................................................................................4

6. PAYMENTS AND REPORTS..................................................................................4
   6.1 Royalty...........................................................................................4
   6.2 Excess Returns....................................................................................5
   6.3 Sale Date.........................................................................................5
   6.4 Late Payments.....................................................................................5
   6.5 Statements........................................................................................5

7. BOOKS AND RECORDS.....................................................................................6
   7.1 Separate Books And Records........................................................................6
   7.2 Unique Style Numbers..............................................................................6
   7.3 Right To Examine..................................................................................6

8. INSURANCE.............................................................................................7
   8.1 Requirements......................................................................................7
   8.2 Territory For Insurance...........................................................................7

9. INDEMNIFICATION, REPRESENTATIONS AND WARRANTIES.......................................................7

   9.1 Licensee Indemnification..........................................................................7
   9.2 Licensor Indemnification..........................................................................7
   9.3 Defense Of Claims.................................................................................7
   9.4 Indemnity Unaffected..............................................................................8
   9.5 Notification Of Claims And Consumer Complaints....................................................8
   9.6 Licensor Representations..........................................................................8
   9.7 No Legal Impediments..............................................................................8
   9.8 Mutual Representations............................................................................8
   9.9. Compliance With Law..............................................................................8
   9.10 Disclaimer.......................................................................................8

10. CONFIDENTIAL INFORMATION AND ADVERTISING.............................................................8
   10.1 Confidentiality..................................................................................8
   10.2 Advertising......................................................................................9

11. TERMINATION..........................................................................................9
   11.1 Other Rights Unaffected..........................................................................9
   11.2 Events Of Termination............................................................................9
   11.3. Rights Personal................................................................................10
   11.4. Obligations At Expiration Or Termination.......................................................10
      11.4.1. Termination Of Rights.....................................................................10
      11.4.2. Wind-Down Of Licensee's Product Sales.....................................................10
      11.4.3. No Liability..............................................................................10
      11.4.4 Accrued And Surviving Obligations..........................................................11

12. NOTICES AND COMMUNICATIONS..........................................................................11

13. INTERPRETATION......................................................................................12

14. GOVERNING LAW.......................................................................................12

15. RELATIONSHIP OF THE PARTIES.........................................................................12

16. WAIVER AND INTEGRATION..............................................................................12

17. SURVIVAL............................................................................................13

18. SEVERABILITY........................................................................................13

19. BINDING AGREEMENT...................................................................................13

20. EXHIBITS............................................................................................13

21. TAXES...............................................................................................13

22. FORCE MAJEURE.......................................................................................13

23. PRIORITY OF SUPPLY..................................................................................14

SIGNATURES .............................................................................................15

                                       ii

                               LIST OF EXHIBITS

EXHIBIT                             TITLE                               PAGE(S)

A                                   PATENT

                                LICENSE AGREEMENT
                            BETWEEN TIMEX CORPORATION
                              AND SIPEX CORPORATION



     This AGREEMENT (this "Agreement") is made and entered into as of July 1, 1997 (the "Effective Date") by and between TIMEX CORPORATION, a Delaware corporation with its principal place of business at Park Road Extension, Middlebury, Connecticut (LICENSOR) and SIPEX CORPORATION, a Massachusetts corporation with its principal place of business at 22 Linnell Circle, Billerica, Massachusetts (LICENSEE).

     WHEREAS, the parties hereto are parties to a certain License Agreement dated as of July 1, 1995 (the "Original License Agreement") pursuant to which LICENSOR granted to LICENSEE a license to use the United States Letter Patent for an IC Circuit known as the "EL Driver Circuit" that is identified in EXHIBIT A attached hereto, which is owned by LICENSOR (the "Patent"); and

     WHEREAS, LICENSOR and LICENSEE desire to terminate the Original License Agreement and replace it with this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties agree to the following:

1.    DEFINITIONS

     1.1 "AVERAGE UNIT SELLING PRICE" - shall mean the result obtained by dividing the aggregate Net Sales for the quarter in question by the aggregate number of units or Products sold during such quarter.

     1.2 "CONTRACT YEAR" - Each year of the Term of this Agreement as set forth in Section 4.

     1.3 "DEVELOPMENTS" - any discoveries, inventions, improvements, variations or modifications based on the Patent or derivations of the Patent.

     1.4 "NET SALES" - "Net Sales" are actual invoiced billings for Products sold and/or all other receivables of any kind whatsoever received in payment for the Products by LICENSEE or any parent, subsidiary or Affiliate of LICENSEE, less returns actually received, provided, however, that invoiced charges for transportation of Products within the Territory and duties which are separately identified on the sales invoice are not included in "Net Sales".

     1.5 "PRODUCTS" - (a) Packaged EL Driver Circuits that use or incorporate the inventions of the Patent or any Developments (as defined in Section 5.1 below) owned by LICENSOR and (b) Bare Die EL Driver Circuits that use or incorporate the inventions of the

Patent. "Products" as used herein does not include Bare Die EL Driver Circuits that use or incorporate Developments (as defined in Section 5.1 below).

     1.6 "TERRITORY"- Worldwide.

     1.7 "AFFILIATE" - with respect to a party hereto, a corporation or other business entity or any successor thereto which controls, is under common control with or is controlled by such party. For purposes of this Section 1.7, the terms "controls," "control," and "controlled" mean the ownership, direct or indirect, of more than fifty percent (50%) of the voting securities of such corporation or an equivalent voting or other ownership interest in such other business entity.

2.   GRANT OF RIGHTS

     2.1 THE LICENSE: LICENSOR hereby grants LICENSEE a non-exclusive non-transferable license in and under the Patent and any Developments owned by LICENSOR to make, have made, use and sell Products in the Territory in accordance with the provisions of this Agreement, and to develop and make prototypes of Bare Die EL Driver Circuits that incorporate Developments provided that Bare Die EL Driver Circuits incorporating Developments shall not be sold without obtaining Licensor's prior consent pursuant to Section 2.5.

     2.2 RIGHTS RESERVED TO LICENSOR: No rights are granted or implied by this Agreement under any patents of any country other than the patents specifically identified on Exhibit A hereto. All rights other than those expressly granted to LICENSEE are reserved to LICENSOR, including but not limited to the right to use, license and sublicense the Patent in connection with the manufacture and sale of Products of any and all types and descriptions, provided, however, that should LICENSOR license another to manufacture Products during the Term on more favorable royalty terms than those set forth herein, LICENSOR and LICENSEE shall in good faith negotiate comparable royalty terms.

     2.3 BEST EFFORTS: LICENSEE shall use its best efforts to exploit the License throughout the Territory.

     2.4 INDIGLO TRADEMARK: Nothing contained herein shall be construed as a license to use the INDIGLO trademark or any other trademark owned by LICENSOR. If asked, LICENSEE shall advise its customers that they are not authorized to use the INDIGLO trademark in any way in advertising, selling, marketing or otherwise promoting the Products or goods in which Products are a component. LICENSEE may refer customers who are interested in using the INDIGLO trademark to LICENSOR. Should LICENSEE introduce to LICENSOR any person who desires to license the INDIGLO trademark for use in connection with products that incorporate the Products, and should LICENSOR enter into a license agreement with such person authorizing the use of the INDIGLO trademark on such products, LICENSOR will pay LICENSEE a "finder's fee" equal to [ * ]% of any royalties received by LICENSOR from such person on products that incorporate Products and bear the INDIGLO trademark during the first


----------

* Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission year after such Products are made commercially available. LICENSOR will make this payment within 90 days following the end of the one-year period that commences when said products are first made commercially available by such person.

     2.5 AUTHORIZATION TO MAKE OR SELL BARE DIE EL CIRCUITS NOT INCLUDED IN DEFINITION OF PRODUCTS: LICENSEE may from time to time seek authorization from LICENSOR to sell certain parties certain Bare Die EL Circuits that are not included in definition of Products. Any such request shall be in writing and shall include a description of the Circuit to be made and sold, the identity of the buyer, the intended use of the Circuit by the buyer, and the expected sales volume. Should LICENSOR be willing to authorize such sales, LICENSOR shall provide such authorization to LICENSEE in writing, signed by a duly authorized representative of LICENSOR, and the provisions of this Agreement shall apply as if such sales were sales of Products as defined herein. LICENSOR shall in any event respond to LICENSEE's request for authorization within 30 days following receipt of such request. Nothing herein shall be construed to restrict LICENSEE's right to make and sell circuits or other Products that do not incorporate the inventions of any patents or other intellectual property owned by LICENSOR.

3.   LIMITATION ON RIGHTS GRANTED

     LICENSEE has no right to grant any sublicense, concession, right or privilege relating to the Patent or any Developments owned by LICENSOR or otherwise to dispose of all or any part of its interest in this Agreement or any rights under this Agreement. This license is not to be deemed transferable or assignable by LICENSEE either directly or by operation of law for any reason; provided, however, that notwithstanding the foregoing, LICENSEE may assign this Agreement (including, without limitation, an assignment by operation of law) to a successor in interest of all or substantially all of the assets or business of LICENSEE other than any competitor of LICENSOR; provided that any such successor in interest shall agree to become a party to and to be bound by the provision of this Agreement in the place and stead of LICENSEE. LICENSOR may assign this Agreement to any Affiliate.

4.   DURATION OF AGREEMENT

     The "Term" of this Agreement shall commence on the Effective Date and expire on [ * ]; provided however, that either party hereto shall have the right in its sole discretion to terminate this Agreement effective as of [ * ]. The First Contract Year of the Term shall commence on the Effective Date and expire on December 31, 1997. Each subsequent Contract Year of the Term shall commence on January 1st of each year and expire on December 31st of such year.

----------

* Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission

5.   OWNERSHIP AND PROTECTION OF INTELLECTUAL PROPERTY

     5.1 OWNERSHIP OF INTELLECTUAL PROPERTY: LICENSEE hereby acknowledges LICENSOR's ownership of the Patent. LICENSEE and LICENSOR agree that LICENSOR shall be the owner of any Developments developed or created by LICENSOR, LICENSEE shall be the owner of any Developments developed or created by LICENSEE, and LICENSOR and LICENSEE shall jointly own any Developments developed or created jointly. LICENSEE agreed promptly to communicate any such Developments to LICENSOR and, to the extent such Developments are owned by LICENSOR or are jointly owned, to cause its employees to execute any documents necessary to enable LICENSOR to obtain patents in the U.S. and foreign countries. To the extent any such Developments are owned by LICENSEE, LICENSEE hereby grants to LICENSOR and its Affiliates a perpetual, irrevocable, worldwide, exclusive (subject to the rights of LICENSEE under this Agreement), royalty-free license in and under any such Developments to make, have made and sell watches, clocks and other horological products and horological wrist instruments, without right of sublicense. LICENSEE further grants to LICENSOR and its Affiliates a perpetual, irrevocable, worldwide, non-exclusive, royalty-free right in and under such Developments to make, have made, use and sell other products, without right of sublicense.

     5.2 INFRINGEMENT: LICENSEE shall promptly give written notice to LICENSOR of any actual or suspected infringement or misuse of the Patent or any Developments owned by LICENSOR by any third party of which LICENSEE becomes aware. LICENSOR shall have the right, but not the requirement, to commence legal action regarding any misuse or infringement at its expense. LICENSEE shall cooperate fully and promptly in any misuse or infringement action commenced by LICENSOR as LICENSOR shall require; provided, however, that any and all costs incurred by LICENSEE in connection with such litigation shall be borne by LICENSOR, except that nominal or sample costs shall be borne by LICENSEE. LICENSOR shall be entitled to seek and recover all costs, expenses and damages resulting from any infringement or misuse of the Patent or any Developments owned by LICENSOR, including, without limitation, sums which might otherwise be due to LICENSEE by operation of law or otherwise, and LICENSEE shall have no right to share in any amounts recovered by LICENSOR.

6.   PAYMENTS AND REPORTS

     6.1 ROYALTY:

     Each quarter during the Term, LICENSEE shall pay to LICENSOR and account for a non-refundable royalty (the "Royalty") in an amount in United States Dollars on all of LICENSEE's sales of the Products, measured in U.S. Dollars. Royalties shall be paid in U.S. Dollars. The Royalty payment in respect of each quarter shall be determined by multiplying the aggregate amount of the Net Sales of the Products sold during such quarter by the applicable Royalty rate set forth below, which Royalty rate shall be based upon the Average Unit Selling Price of all units of Products sold during such quarter:


         AVERAGE UNIT SELLING PRICE                    ROYALTY
         $0.76 or higher                               [ * ]%
         $0.66 - $0.75                                 [ * ]%
         $0.50 - $0.65                                 [ * ]%
         less than $0.50                               [ * ]%


provided, however, that LICENSEE shall pay a minimum Royalty of $[ * ] for the First Contract Year and $[ * ] for each subsequent Contract Year. If LICENSEE's sales on which a royalty is due hereunder are made in a foreign currency, LICENSEE shall, with the statement of royalties, set forth the amount of such sales in the foreign currency and the exchange rate used to convert such sales into U.S. Dollars. LICENSEE shall use the exchange rate stated in the Wall Street Journal on the fifteenth day of the second month of the quarter for which the accounting is due or, if such day is not a business day, on the next business day.

     6.2 EXCESS RETURNS: In the event that during any Contract Year, returns of the Products shall exceed ten percent (10%) of the quantity of Products shipped during such year, LICENSEE shall pay to LICENSOR a Royalty upon any such returns in respect of such excess quantity of returns, the amount of which shall be determined and paid to LICENSOR as if such Products has not been returned.

     6.3 SALE DATE: All Royalty payments shall accrue upon the sale of the Products regardless of the time of collection by LICENSEE. A Product is considered "sold" upon the date when such Product is billed, invoiced, shipped or paid for, whichever event occurs first.

     6.4 LATE PAYMENTS: If any payment is not received by LICENSOR within thirty
(30) days of the due date, LICENSEE shall pay to LICENSOR a late charge on all overdue payments commencing five (5) days following the date upon which LICENSOR shall give LICENSEE written notice that such payment has not been received. Such late charge shall be calculated at an annual rate of one percent (1%) over the prevailing prime rate of the Chase Manhattan Bank in New York, New York (or its successor) in effect on the date on which such late payment should have been received by the LICENSOR. This late charge represents a fair and reasonable estimate of the costs that LICENSOR will incur by reason of late payment by LICENSEE.

     6.5 STATEMENTS:

          6.5.1 Simultaneous with the submission of all payments, but regardless of whether any payment is due, LICENSEE shall submit a report of the number, description and invoice price of each Product sold (by Style Number), the gross sales, the Net Sales in United States Dollars of all Products, the Average Unit Selling Price, the Royalty amount payable, and any other information that may be required for the relevant quarter. The payments and statements for January, February and March of each year shall be due May 1; the payments and

----------

* Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission statements for April, May and June shall be due August 1; the payments and statements for July, August and September shall be due November 1; and the payments and statements for October, November and December shall be due February 1.

          6.5.2. LICENSEE shall submit copies of its invoices and credit memoranda upon request.

          6.5.3 Receipt or acceptance by LICENSOR of any statement furnished, or of any sums paid by LICENSEE, shall not preclude LICENSOR from questioning their correctness at any time.

7.   BOOKS AND RECORDS

     7.1 SEPARATE BOOKS AND RECORDS: LICENSEE shall maintain separate and appropriate books of account and records sufficient to reconcile the number of units received with the number of units sold, both in accordance with United States generally accepted accounting principles.

     7.2 UNIQUE STYLE NUMBERS: The Products shall be assigned style numbers unique from any other products which LICENSEE manufactures or sells. The style number assigned to each Product shall be identical to the style number utilized to identify that Product in all LICENSEE's books and records. All documents evidencing the sale of Products shall state the style number of such products.

     7.3 RIGHT TO EXAMINE: Until four (4) years after the last sale of Products by LICENSEE, LICENSOR shall have the right, through any authorized representative of its choice and at its sole cost and expense, on at least twenty (20) days advance notice to LICENSEE, to examine and copy LICENSEE's books and records relating to the sale of the Products which are appropriate to allow LICENSOR to monitor LICENSEE's obligations under this Agreement. LICENSOR shall have the right to examine the books and records relating to the sale of the Products of all companies owned or controlled by LICENSEE or in which LICENSEE is a partner. All such examinations shall be at LICENSEE's principal place of business and during normal business hours. LICENSEE shall keep all such books of account and records available for at least four (4) years after the last sale of Products by LICENSEE. LICENSEE shall maintain its books and records only at its principal place of business (defined above) and shall not remove this information unless it has given LICENSOR thirty (30) days written notice of the new location (which must be in the Territory). If an examination discloses that LICENSEE has understated Net Sales or underpaid royalties for any report period, without prejudice to any of LICENSOR's rights, LICENSEE shall pay to LICENSOR the amount, if any, by which the actual royalties exceed royalties paid within fifteen (15) days of receipt of notice by LICENSOR to such effect together with the applicable late charge as provided. Further, if LICENSEE underpays royalties by more than five percent (5%) for any Contract Year, LICENSEE shall pay all reasonable costs, fees and expenses incurred by LICENSOR in conducting such examination in addition to any late charges and interest provided for in this Agreement and reasonable attorney's fees.

8.   INSURANCE

     8.1 REQUIREMENTS: Without limiting LICENSEE's liability pursuant to the indemnity provisions of this Agreement, LICENSEE shall maintain commercial general liability insurance in the amount of at least US $3,000,000 (combined single limit per occurrence) plus defense costs. This insurance shall include broad form blanket contractual liability, products and completed operations liability.

     8.2 TERRITORY FOR INSURANCE: The insurance set forth in this section must cover the entire Territory.

9.   INDEMNIFICATION, REPRESENTATIONS AND WARRANTIES

     9.1 LICENSEE INDEMNIFICATION: LICENSEE agrees to indemnify, protect, hold harmless and defend LICENSOR, its officers, directors, agents, and employees from and against any and all claims, suits, loss, liability, expense and damage, including costs of suit and attorneys' fees arising out of:

          9.1.1 the manufacture, labeling, sale, distribution or advertisement of a Product;

          9.1.2 any alleged defect in a Product, regardless of whether the action is based upon negligence or strict liability, and regardless of whether the alleged negligence of LICENSEE is characterized as "passive" or "active";

          9.1.3 any violation of any warranty, representation or agreement made by LICENSEE pertaining to a Product; and

          9.1.4 the claim of any broker, finder or agent in connection with the making of this Agreement or any transactions contemplated by this Agreement.

     9.2 LICENSOR INDEMNIFICATION: LICENSOR agrees to indemnify, protect, hold harmless and defend LICENSEE, its officers, directors, agents, and employees from and against any and all claims, suits, loss, liability, expense and damage, including costs of suit and attorneys' fees, arising out of any breach of warranty or material misrepresentation on the part of LICENSOR under Section 9.6 of this Agreement.

     9.3 DEFENSE OF CLAIMS: If there is a claim for which a party is indemnified, the indemnifying party shall control all aspects of the disposition of such claim, and the indemnified party shall cooperate fully with the indemnifying party in connection therewith; provided, however, (1) LICENSOR shall control all aspects of the disposition of any claims relating to the right, title and interest in or to the Patent and any Developments owned by LICENSOR (including infringement) and LICENSEE shall cooperate fully with LICENSOR in connection therewith, and (2) the indemnified party shall be entitled to defend itself with counsel of its choice, at its sole cost and expense.

     9.4 INDEMNITY UNAFFECTED: Compliance by LICENSEE with the insurance provisions of this Agreement shall not relieve LICENSEE of its duty to indemnify LICENSOR under this section.

     9.5 NOTIFICATION OF CLAIMS AND CONSUMER COMPLAINTS: If either party learns of a claim related to this Agreement or the Patent, it shall immediately notify the other party by telephone and in writing transmitted by overnight courier of the subject matter and the parties and the nature of the claim. If the claim pertains to any of LICENSEE's obligations under this Agreement, LICENSEE shall promptly inform LICENSOR of what steps it is taking to correct the claim or complaint whether by consumer or a government body. LICENSOR and LICENSEE shall cooperate in the resolution of all such claims.

     9.6 LICENSOR REPRESENTATIONS: LICENSOR represents and warrants that it has applied for and obtained the Patent. LICENSOR has made no representation or warranty, except as expressly provided, with respect to the Patent or the Products. There are not implied warranties of merchantabilty or fitness for any particular purpose, nor does LICENSOR warrant that Products manufactured using the Patent will not infringe any patent or other intellectual property rights that may be held by third parties.

     9.7 NO LEGAL IMPEDIMENTS: The parties represent and warrant that: (a) they have the full right, power and authority to enter into this Agreement and to perform all obligations; (b) they are under no legal impediment which would prevent their entering into this Agreement; and (c) they are financially capable of performing their obligations.

     9.8 MUTUAL REPRESENTATIONS: LICENSEE and LICENSOR each warrants and represents that it is a corporation duly incorporated, validly existing and in good standing under the laws of Massachusetts and Delaware, respectively.

     9.9. COMPLIANCE WITH LAW: LICENSEE shall take all actions required by any national or regional agency, government or commission to carry out the purposes of this Agreement in compliance with applicable law. LICENSEE shall provide LICENSOR with copies of any communications to or from any such agency, government or commission which relates to or affects the Patent or the Products.

     9.10 DISCLAIMER: EACH PARTY AGREES THAT THE OTHER SHALL NOT BE RESPONSIBLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, ECONOMIC OR PUNITIVE DAMAGES OF ANY KIND EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.  CONFIDENTIAL INFORMATION AND ADVERTISING

     10.1 CONFIDENTIALITY: Each party expressly undertakes to retain in confidence and to require it employees, agents, subcontractors and distributors to retain in confidence the terms of this agreement and all information and know-how transmitted to such party that the disclosing party has identified as being proprietary or confidential or which, by the nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary or confidential (collectively "Confidential Information"). All written confidential material shall be conspicuously labeled as "Confidential" or "Proprietary". Confidential Information includes, but is not limited to, information relating to intellectual property and to business plans, financial matters, products, services, manufacturing processes and methods, costs, sources of supply, strategic marketing plans, customer lists, sales, profits, pricing methods, personnel and business relationships. Confidential Information shall not include any information that: (a) was already known to the receiving party prior to its relationship with the disclosing party, as established by written records; (b) is or becomes generally available to the public other than as a result of the receiving party's breach of an obligation of confidentiality to the disclosing party; (c) is furnished to the receiving party by a third party who is lawfully in possession of, and who lawfully conveys, such information; or (d) is subsequently developed by the receiving party independently of the information received from the disclosing party, as established by the receiving party's written records. For purposes of this definition, the phrase "receiving party" shall be deemed to include each company or entity controlled by or under common control with the receiving party. Without the prior written consent of the other party, Confidential Information shall not be disclosed by either party to any other person or entity unless such person or entity has a duty or obligation of confidentiality with respect to the protection and use of Confidential Information as set forth herein, and Confidential Information shall not be disclosed to such a person or entity except insofar as (i) such disclosure is necessary to the exercise of its rights or obligations under this Agreement;
(ii) the receiving party needs to make such disclosure to its outside legal and financial officers; of (iii) the disclosure is required by applicable regulation. Any disclosure required by applicable law or regulation shall be made in compliance with all applicable protective orders and only after the party required to make such disclosure gives at least thirty (30) days advance notice thereof to the other party.

     10.2 ADVERTISING: LICENSEE shall obtain the prior written permission of LICENSOR to use LICENSOR's name, products or trademarks in connection with any advertisement.

11.  TERMINATION

     11.1 OTHER RIGHTS UNAFFECTED: Termination on any ground shall be without prejudice to any other rights or remedies.

     11.2 EVENTS OF TERMINATION: Upon the occurrence of any one of the following events of termination, the party not responsible for such event of termination shall have the right to terminate this Agreement and the licenses granted hereunder effective (subject to the provisions of Section 11.4. hereof) upon the giving of written notice of such termination to the other party;

          11.2.1. If LICENSEE fails to pay the Royalty within 15 days after the receipt of notice that LICENSOR has not received the Royalty, or knowingly misstates any royalties and/or payments due;

          11.2.2. If the other party hereto shall breach any material obligation contained in this Agreement (other than the obligation to pay Royalties) and shall fail to cure such breach within ninety (90) days after notice thereof (or if such breach can not be practicably cured within such 90 day period, then within one hundred and twenty
(120) days after notice provided that the other party shall be using reasonable efforts to cure such breach);

          11.2.3. Dissolution, termination of existence, liquidation, insolvency or business failure of the other party or the appointment of a custodian or receiver for the other party if such appointment is not terminated or dismissed within thirty (30) days; or

          11.2.4. The filing of Federal bankruptcy proceedings of the other party or the appointment of a receiver of substantially all of the other party's assets, or the making by the other party of any assignment of substantially all of its assets for the benefit of creditors, or the institution of any proceedings against the other party under any bankruptcy law which are not discharged in 90 days.

     11.3. RIGHTS PERSONAL: The license and rights granted hereunder are personal to the parties hereto. No assignee for the benefit of creditors, receiver, debtor in possession, trustee in bankruptcy, sheriff or any other officer or court charged with taking over custody of a party's assets or business shall have any right to continue performance of this Agreement or to exploit or in any way use the Patent if this Agreement is terminated pursuant to subparagraphs 11.2.3 or 11.2.4 above, except as may be required by law.

     11.4. OBLIGATIONS AT EXPIRATION OR TERMINATION

          11.4.1. TERMINATION OF RIGHTS: Upon expiration or termination of this Agreement for any reason, except as provided in Section 11.4.2, all rights in the Patent granted to LICENSEE shall automatically terminate and LICENSEE shall cease and desist from any and all manufacture of the Products, any and all sale, distribution or disposal of the Products, and any use of the Patent.

          11.4.2. WIND-DOWN OF LICENSEE'S PRODUCT SALES:Upon the expiration or termination of this Agreement for any reason, LICENSEE shall have the right for a period of twelve (12) months following the effective date of the expiration or termination of this Agreement (the "Termination Date") to fill orders for products which were outstanding on the Termination Date and to accept additional orders for Products from customers who were existing customers of LICENSEE on the Termination Date. Additionally, LICENSEE shall have the right to complete the manufacture and delivery of all orders received from such existing customers until the expiration of eighteen (18) months following the Termination Date. LICENSEE shall continue to submit quarterly statements and payments of Royalties in respect of all sales for Products during such period as provided in Section 6 of this Agreement. During such 18-month period, all relevant provisions of this Agreement shall continue to apply.

          11.4.3. NO LIABILITY: Upon the expiration or termination of this Agreement, LICENSEE shall not be entitled to termination payments, compensation, reimbursement, or damages on account of any loss of prospective profits on anticipated sales or on account of expenditures for advertising, promotion or for manufacturing facilities, investment, leases, or other commitments relating to the business or goodwill of LICENSEE, including without


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limitation, damages claimed by reason of LICENSEE's reliance upon further continuance of this Agreement.

          11.4.4. ACCRUED AND SURVIVING OBLIGATIONS: Upon the expiration or termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that accrued or matured prior to the Termination Date. Additionally, the following Sections of this Agreement shall survive the expiration or termination of this Agreement: Section 5.1, Section 5.2, Section 6, Section 7.3, Section 8, Section 9, and Section 11.4.

12.  NOTICES AND COMMUNICATIONS:

     Any notice, communication or legal service of process is effective when personally delivered in writing; or on the date when the notice or communication is telexed or telecopied (with a confirmation copy to be sent by overnight mail courier or by certified mail, return receipt requested); or the day after the notice or communication is sent by overnight airmail courier (e.g., Federal Express); or three (3) days after the date of mailing (by certified mail, return receipt requested). All notices shall be sent to the parties at the Notice Addresses listed below (or such other addresses as the parties may notify each other in a like manner):

                     TO LICENSOR:       Manager of Licensing
                                        Timex Corporation
                                        Park Road Extension
                                        Middlebury, Connecticut  06762
                                        Telephone: (203) 573-5000
                                        Facsimile: (203)573-5139

                     WITH COPY TO:      Corporate Secretary
                                        Timex Corporation
                                        Park Road Extension
                                        Middlebury, Connecticut  06762
                                        Telephone: (203) 573-5000
                                        Facsimile: (203)573-5139

                     TO LICENSEE:       Sipex Corporation
                                        22 Linnell Circle
                                        Billerica, Massachusetts  01821
                                        Telephone: (508) 667-8700
                                        Facsimile: (508) 671-1933


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


                     WITH COPY TO:      Lea B. Pendleton, Esq.
                                        Morse, Barnes-Brown & Pendleton, P.C.
                                        Reservoir Place
                                        1601 Trapelo Road
                                        Waltham, Massachusetts  02154
                                        Telephone: (617) 622-5930
                                        Facsimile: (617) 622-5933

13.  INTERPRETATION

     The License Agreement shall be interpreted to give LICENSOR maximum control of its Patent and the usage thereof. Any uncertainty or ambiguity shall not be construed for or against the party based on attribution of drafting to either party. The caption headings of the sections are for convenience only and shall not be used for interpretation.

14.  GOVERNING LAW

     All questions concerning this Agreement, the rights and obligations of the parties, its enforcement, and its validity, effect, interpretation and construction which are governed by state law shall be determined under the laws of the State of Connecticut, excluding its choice of law provisions. All federal or foreign law questions shall be governed by federal law or the law of the applicable foreign jurisdiction. With respect to any claim relating to this Agreement, the LICENSEE (a) irrevocably submits to the exclusive jurisdiction of the courts of the State of Connecticut and the United States District Court for the District of Connecticut, and to the jurisdiction of all courts to which an appeal may be taken from such courts, and (b) expressly waives, to the fullest extent it may effectively do so under applicable law, any objection which it may at any time have to venue in such courts, that any suit, action or proceeding therein has been brought in an inconvenient forum or that any such court lacks jurisdiction.

15.  RELATIONSHIP OF THE PARTIES

     Nothing in this Agreement shall be construed to place the parties in the relationship of legal representatives, partners, joint ventures or agents. Neither party shall have the power to oblige or bind the other party in any manner except as provided herein.

16.  WAIVER AND INTEGRATION

     The failure of a party to insist upon strict adherence to any term of this Agreement or to object to any failure to comply with any provision of this Agreement shall not be a waiver of that term or provision, estop that party from enforcing that term or provision, or preclude that party from enforcing that term or provision by estoppel or by laches. The receipt by a party of any benefit from this Agreement (e.g., royalty payment) shall not affect waiver or estoppel of the right of that party to enforce any section. None of the terms of this Agreement shall be deemed to be waived or modified, including all provisions of this section, except by an express agreement in writing, signed by authorized representatives of both parties. This Agreement, including all attachments, constitutes the entire agreement between the parties, and supersedes all


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


prior negotiations and agreements between the parties concerning its subject matter. This writing is intended as the final, complete and exclusive statement of the terms of the Agreement between the parties and cannot be changed or terminated orally. The Original License Agreement is hereby terminated and replaced by this Agreement.

17.  SURVIVAL

     All obligations of the parties of a continuing nature shall survive the termination or expiration of this Agreement.

18.  SEVERABILITY

     If any provision of this Agreement is held by a court of competent jurisdiction or an arbitrator to be invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect and the invalid or unenforceable provision shall be interpreted and, if necessary, reformed by the parties in a manner to reflect as closely as possible the intentions of the parties when entering into this Agreement and be valid and enforceable.

19.  BINDING AGREEMENT

     This Agreement shall be binding on and inure to the benefit of the parties and their respective successors, agents, Affiliates, representatives and permitted assigns.

20.  EXHIBITS

     All Exhibits are incorporated into this Agreement.

21.  TAXES

     LICENSEE will bear all taxes, duties and other governmental charges relating to or arising under this Agreement, including without limitation any stamp or documentary taxes or duties, turnover, sales or use taxes, value added taxes, excise taxes, customs or exchange or control duties or any other charges relating to or on, any royalty payable by LICENSEE to LICENSOR hereunder, but specifically excluding any income taxes of LICENSOR. To the extent any withholding or other tax is imposed on any royalty payable to LICENSOR, LICENSEE will gross up the amount of such royalty so that the net amount paid to LICENSOR after reduction by such withholding or other tax is equal to the amount of the royalty determined under Section 6 of this Agreement. If any withholding or other tax is imposed by any governmental agency on any payment made pursuant to this Agreement, LICENSEE shall obtain certified proof of said tax payment or withholding and immediately transmit it to LICENSOR.

22.  FORCE MAJEURE

     Neither party shall be in default hereunder, nor shall either party be required to fulfill its obligations hereunder by reason of its delay in the performance of or failure to perform any of its obligations herein if such delay or failure is caused by acts of God or other events beyond its


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


control. If the force majeure continues for more than two (2) months, either party may terminate this Agreement.

23.  PRIORITY OF SUPPLY

     LICENSEE shall give LICENSOR's and its Affiliates orders for Products priority over orders placed by any other party, and shall not charge LICENSOR or its Affiliates more for Products than it charges any other party.






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




     IN WITNESS WHEREOF, LICENSEE and LICENSOR have executed this Agreement as of the Effective Date.



     LICENSEE:                                   LICENSOR:
     SIPEX CORPORATION                           TIMEX CORPORATION
     a Massachusetts Corporation                 a Delaware Corporation


     By: /s/ Frank R. DiPietro                   By: /s/ Frank Sherer
        -------------------------                   -------------------------

     Title: Executive VP, CFO                    Title: VP
            ---------------------                       ---------------------

     Date:                                       Date:
          -----------------------                     -----------------------

     Name: Frank R. DiPietro






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




                                    EXHIBIT A



         PATENT



         U.S. Patent No. 4,527,096 ("Kindlmann Patent")